PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 6 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-106789
Dated August 26, 2003                                  Dated September 24, 2003
                                                                 Rule 424(b)(3)

                                   $7,700,000
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                              -------------------
                            PLUS due March 31, 2005
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                   Based on the Value of the S&P 500(R) Index
                  Performance Leveraged Upside Securities(SM)
                                  ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $1,000 principal amount of PLUS that you hold an amount in cash based upon the value of the S&P 500(R) Index. If the final value of the S&P 500 Index is greater than the initial value of the S&P 500 Index, you will receive a payment based on 300% of the percent increase in the value of the S&P 500 Index, subject to a maximum total payment at maturity equal to $1,210, or 121% of the issue price. If the final value of the S&P 500 Index is less than the initial value of the S&P 500 Index, you will receive for each $1,000 principal amount of PLUS that you hold a payment that is less than the $1,000 issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index.

o    The principal amount and issue price of each PLUS is $1,000.

o    We will not pay interest on the PLUS.

o At maturity, if the final index value is greater than the initial index value, you will receive for each $1,000 principal amount of PLUS that you hold a payment equal to $1,000 plus the leveraged upside payment, which is equal to $1,000 multiplied by 300% of the percent increase in the value of the S&P 500 Index, subject to a maximum total payment at maturity equal to $1,210, or 121% of the issue price. If the final index value is less than or equal to the initial index value, you will receive for each $1,000 principal amount of PLUS that you hold a payment at maturity equal to $1,000 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o The percent increase in the value of the S&P 500 Index will be equal to (i) the final index value minus the initial index value divided by
          (ii) the initial index value.

     o The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o The initial index value is 1009.38, the closing value of the S&P 500 Index on September 24, 2003, the day we offered the PLUS for initial sale to the public.

     o The final index value will be the closing value of the S&P 500 Index on March 29, 2005.

o Investing in the PLUS is not equivalent to investing in the S&P 500 Index or its component stocks.

o    The PLUS will not be listed on any organized securities exchange.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                              -------------------

                              PRICE $1000 PER PLUS

                              -------------------

                                     Price to       Agent's       Proceeds to
                                      Public      Commissions       Company
                                    ----------    -----------     -----------
Per PLUS..........................    $1,000         $7.50         $992.50
Total.............................  $7,700,000      $57,750       $7,642,250


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the S&P 500 Index.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley.

Each PLUS costs $1,000        We, Morgan Stanley, are offering Performance
                              Leveraged Upside Securities(SM) due March 31,
                              2005, Mandatorily Exchangeable for an Amount
                              Payable in U.S. Dollars Based on the Value of the S&P 500(R)Index, which we refer to as the PLUS.
                              The principal amount and issue price of each PLUS is $1,000.

No guaranteed return          Unlike ordinary debt securities, the PLUS do not
of principal; no interest     pay interest and do not guarantee any return of
                              principal at maturity. If the closing value of the S&P 500 Index on March 29, 2005, which we refer to as the final index value, is less than 1009.38, the closing value of the S&P 500 Index on September 24, 2003, the day we offered the PLUS for initial sale to the public, which we refer to as the initial index value, we will pay to you an amount in cash per PLUS that is less than the $1,000 issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index.

Payment at maturity           At maturity, you will receive for each $1,000
based on the S&P 500          principal amount of PLUS that you hold an amount
Index                         in cash based upon the value of the S&P 500
                              Index, determined as follows:

                              o If the final index value is greater than the initial index value, you will receive for each $1,000 principal amount of PLUS that you hold a payment at maturity equal to:

                                     $1,000 + leveraged upside payment,

                                  subject to a maximum total payment at
                                  maturity equal to $1,210, or 121% of the issue price,

                                  where,

                                     leveraged upside payment = ($1,000 x 300% x index percent increase)

                                  and

                                                              final index value - initial index value
                                     index percent increase = ---------------------------------------
                                                                         initial index value

                              o If the final index value is less than or equal to the initial index value, you will receive for each $1,000 principal amount of PLUS that you hold a payment at maturity equal to:

                                     $1,000 x index performance factor

                                  where,

                                                                 final index value
                                     index performance factor = -------------------
                                                                initial index value

                                   Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $1,000.

                              On PS-5, we have provided a graph titled
                              "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a variety of hypothetical final index values. The graph does not show every situation that may occur.

                              You can review the historical values of the S&P 500 Index in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the S&P 500 Index is not reflected in the level of the S&P 500 Index and, therefore, has no effect on the calculation of the payment at maturity.

                              If a market disruption event occurs on March 29, 2005, the date the final index value is scheduled to be determined, the final index value will be determined on the next trading day on which no market disruption event occurs and, consequently, the maturity date of the PLUS will be postponed. See the section of this pricing supplement called "Description of PLUS--Maturity Date."

                              Investing in the PLUS is not equivalent to investing in the S&P 500 Index or its component stocks.

Your return on the PLUS is    The return investors realize on the PLUS is
limited by the maximum        limited by the maximum payment at maturity. The
payment at maturity           maximum payment at maturity of each PLUS is
                              $1,210, or 121% of the issue price. Because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the index value exceeds 107% of the initial index value. See
                              "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
Calculation Agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the payment that you will receive at maturity.

Where you can find more       The PLUS are senior notes issued as part of our
information on the PLUS       Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Exchangeable Notes."

                              For a detailed description of the terms of the PLUS, you should read the section of this pricing supplement called "Description of PLUS." You should also read about some of the risks involved in investing in PLUS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PLUS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final index values. The PLUS Zone illustrates the leveraging effect of the payment of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following terms:

     o    Issue Price per PLUS: $1,000

     o    Initial Index Value: 1009.38

     o    Maximum Payment at Maturity: $1,210 (121% of the Issue Price)

     Where the final index value is greater than the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $1,000 multiplied by the index performance factor.

     Because you will not receive more than the maximum payment at maturity, you will realize the maximum leveraged upside payment at a final index value of 107% of the initial index value, or 1080.04 in the example below. In addition, you will not share in the performance of the index at final index values above 121% of the initial index value, or 1221.35 in the example below.


                               [GRAPHIC OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The payment at maturity is linked to the performance of the S&P 500 Index, subject to a maximum payment at maturity. To the extent that the closing value of the S&P 500 Index on March 29, 2005 is less than the closing value of the S&P 500 Index on September 24, 2003, the day we offered the PLUS for initial sale to the public, investors will receive a payment at maturity that is less than the issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index. Investing in the PLUS is not equivalent to investing directly in the S&P 500 Index or its component stocks. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest      The terms of the PLUS differ from those of
or guarantee return of        ordinary debt securities in that we will not pay
principal                     you interest on the PLUS or guarantee to pay you
                              the principal amount of the PLUS at maturity.
                              Instead, at maturity you will receive for each $1,000 principal amount of PLUS that you hold an amount in cash based upon the value of the S&P
                              500 Index. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $1,000 plus the leveraged upside payment, subject to a maximum total payment at maturity equal to $1,210, or 121% of the issue price. If the final index value is less than the initial index value, you will receive an amount in cash that is less than the $1,000 issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index.
                              See "Hypothetical Payouts on the PLUS at
                              Maturity" on PS-5.

Your appreciation             The appreciation potential of the PLUS is limited
potential is limited          by the maximum payment at maturity of $1,210 per
                              PLUS, or 121% of the issue price. As a result, you will not share in any appreciation of the S&P
                              500 Index above 121% of the value of the S&P 500
                              Index on September 24, 2003, the day we offered the PLUS for initial sale to the public. In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the index value exceeds 107% of the initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

The PLUS will not be listed   The PLUS will not be listed on any organized
                              securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the PLUS, but it is not required to do so.

Market price of the           Several factors, many of which are beyond our
PLUS will be influenced       control, will influence the value of the PLUS. We
by many unpredictable         expect that generally the value of the S&P 500
factors                       Index on any day will affect the value of the
                              PLUS more than any other single factor. However, because the PLUS may pay a leveraged upside payment, and because the PLUS are subject to a maximum payment at maturity, the PLUS will trade differently from the S&P 500 Index. Other factors that may influence the value of the PLUS include:

                                 o   the volatility (frequency and magnitude
                                     of changes in value) of the S&P 500
                                     Index

                                 o   the dividend rate on the stocks
                                     underlying the S&P 500 Index

                                 o   geopolitical conditions and economic,
                                     financial, political, regulatory or
                                     judicial events that affect the stocks
                                     underlying the S&P 500 Index or stock
                                     markets generally and which may affect
                                     the value of the S&P 500 Index

                                 o   interest and yield rates in the market

                                 o   the time remaining until the PLUS mature

                                 o   our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if the value of the S&P 500 Index is at or below the closing value of the S&P 500 Index on September 24, 2003, the day we offered the PLUS for initial sale to the public.

                              You cannot predict the future performance of the S&P 500 Index based on its historical performance. The value of the S&P 500 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index. In addition, there can be no assurance that the value of the S&P 500 Index will increase so that you will receive at maturity more than the principal amount of the PLUS. Nor can there be any assurance that the value of the S&P 500 Index will not increase beyond 121% of the initial index value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the S&P 500 Index at index values above 121% of the initial index value. You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1998 through September 24, 2003 in this pricing supplement under "Description of PLUS--Historical Information."

Adjustments to the S&P 500    Standard & Poor's Corporation, or S&P(R), is
Index could adversely affect  responsible for calculating and maintaining the
the value of the PLUS         S&P 500 Index. S&P can add, delete or substitute
                              the stocks underlying the S&P 500 Index or make other methodological changes that could change the value of the S&P 500 Index. S&P may discontinue or suspend calculation or dissemination of the S&P 500 Index. S&P is under no obligation to consider your interests as an investor in the PLUS and will not do so. Any of these actions could adversely affect the value of the PLUS.

                              S&P may discontinue or suspend calculation or publication of the S&P 500 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500 Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

You have no                   Investing in the PLUS is not equivalent to
shareholder rights            investing in the S&P 500 Index or its component
                              stocks. As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the S&P 500
                              Index.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              PLUS. As calculation agent, MS & Co. will calculate the payment we will pay to you at maturity. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market
                              Disruption Event" and "--Discontinuance of the S&P 500 Index; Alteration of Method of
                              Calculation."

Hedging and trading activity  MS & Co. and other affiliates of ours have by the calculation agent and  carried out, and will continue to carry out,
its affiliates could          hedging activities related to the PLUS (and
potentially adversely affect  possibly to other instruments linked to the S&P
the value of the S&P 500      500 Index or its component stocks), including
Index                         trading in the stocks underlying the S&P 500
                              Index as well as in other instruments related to the S&P 500 Index. MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and other financial instruments related to the S&P 500 Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the initial value of the S&P 500 Index and, as a result, the level at which the S&P 500 Index must close before you receive a payment at maturity that exceeds the principal amount of the PLUS.
                              Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the final value of the S&P 500 Index and, accordingly, the amount of cash you will receive at maturity.

Because the characterization You should also consider the U.S. federal income of the PLUS for U.S. federal tax consequences of investing in the PLUS. There
income tax purposes is        is no direct legal authority as to the proper tax
uncertain, the material U.S.  treatment of the PLUS, and consequently our
federal income tax            special tax counsel is unable to render an
consequences of an            opinion as to their proper characterization for
investment in the PLUS are    U.S. federal income tax purposes. Therefore,
uncertain                     significant aspects of the tax treatment of the
                              PLUS are uncertain. Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called
                              "Description of PLUS--United States Federal
                              Income Taxation--General." If the Internal
                              Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United States
                              Federal Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS.

                              DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $1,000 principal amount of our PLUS due March 31, 2005, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the S&P 500 Index(R). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount............  $7,700,000

Original Issue Date (Settlement Date).  September 29, 2003

Maturity Date.........................  March 31, 2005, subject to extension in the event of a Market Disruption Event
                                        on the Index Valuation Date.

                                        If due to a Market Disruption Event or
                                        otherwise, the Index Valuation Date for
                                        determining the Final Index Value is
                                        postponed so that it falls on or after
                                        March 30, 2005, the Maturity Date will
                                        be the second Trading Day following the
                                        Index Valuation Date. See "--Index
                                        Valuation Date" below.

Issue Price...........................  $1,000 per PLUS

Denominations.........................  $1,000 and integral multiples thereof

CUSIP.................................  61746B718

Interest Rate.........................  None

Specified Currency....................  U.S. dollars

Payment at Maturity...................  At maturity, upon delivery of the PLUS to the Trustee, we will pay with
                                        respect to the $1,000 principal amount
                                        of each PLUS an amount in cash equal to
                                        (i) if the Final Index Value is greater
                                        than the Initial Index Value, the
                                        lesser of (a) $1,000 plus the Leveraged
                                        Upside Payment and (b) the Maximum
                                        Payment at Maturity or (ii) if the
                                        Final Index Value is less than or equal
                                        to the Initial Index Value, $1,000
                                        times the Index Performance Factor. See
                                        "--Discontinuance of the S&P 500 Index;
                                        Alteration of Method of Calculation"
                                        below.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depository Trust Company, which we
                                        refer to as DTC, of the amount of cash
                                        to be delivered with respect to the
                                        $1,000 principal amount of each PLUS,
                                        on or prior to 10:30 a.m. on the
                                        Trading Day preceding the Maturity Date
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date), and (ii) deliver
                                        the aggregate cash amount due with
                                        respect to the PLUS to the Trustee for
                                        delivery to DTC, as holder of the PLUS,
                                        on the Maturity Date. We expect such
                                        amount of cash will be distributed to
                                        investors on the Maturity Date in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See

                                        "--Book Entry Note or Certificated
                                        Note" below, and see "The Depositary"
                                        in the accompanying prospectus
                                        supplement.

Leveraged Upside Payment .............  The product of (i) $1,000 and (ii) 300%
                                        and (iii) the Index Percent Increase.

Maximum Payment at Maturity...........  $1,210

Index Percent Increase................  A fraction, the numerator of which is the Final Index Value minus the Initial
                                        Index Value and the denominator of
                                        which is the Initial Index Value.

Index Performance Factor..............  A fraction, the numerator of which is the Final Index Value and the
                                        denominator of which is the Initial
                                        Index Value.

Final Index Value.....................  The Index Closing Value on the Index
                                        Valuation Date.

Index Valuation Date..................  March 29, 2005; provided that if such date is not a Trading Day or if there
                                        is a Market Disruption Event on such
                                        date, the Index Valuation Date will be
                                        the next succeeding Trading Day on
                                        which no Market Disruption Event
                                        occurs.

Initial Index Value...................  1009.38, which is the Index Closing
                                        Value on September 24, 2003.

Index Closing Value...................  The Index Closing Value on any Trading
                                        Day will equal the official closing
                                        value of the S&P 500 Index or any
                                        Successor Index (as defined under
                                        "--Discontinuance of the S&P 500 Index;
                                        Alteration of Method of Calculation"
                                        below) published following the regular
                                        official weekday close of the principal
                                        trading sessions of the New York Stock
                                        Exchange (the "NYSE"), the AMEX and the
                                        Nasdaq National Market on that Trading
                                        Day. In certain circumstances, the
                                        Index Closing Value will be based on
                                        the alternate calculation of the S&P
                                        500 Index described under
                                        "--Discontinuance of the S&P 500 Index;
                                        Alteration of Method of Calculation."

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The PLUS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the PLUS. Your
                                        beneficial interest in the PLUS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        payments or notices to you will mean
                                        payments or notices to DTC, as the
                                        registered holder of the PLUS, for
                                        distribution to participants in
                                        accordance with DTC's procedures. For
                                        more
                                        information regarding DTC and book
                                        entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global
                                        Securities--Registered Global
                                        Securities" in the accompanying
                                        prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Payment at Maturity, if any, will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per PLUS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upwards
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of PLUS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the PLUS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Closing Value or
                                        whether a Market Disruption Event has
                                        occurred. See "--Discontinuance of the
                                        S&P 500 Index; Alteration of Method of
                                        Calculation" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Market Disruption Event...............  "Market Disruption Event" means the occurrence or existence of any of the
                                        following events with respect to the
                                        S&P 500 Index:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            stocks then constituting 20 percent
                                            or more of the level of the S&P 500
                                            Index (or the Successor Index) on
                                            the Relevant Exchanges for such
                                            securities for more than two hours
                                            of trading or during the one-half
                                            hour period preceding the close of
                                            the principal trading session on
                                            such Relevant Exchange; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of any
                                            Relevant Exchange as a result of
                                            which the reported trading prices
                                            for stocks then constituting 20
                                            percent or more of the level of the
                                            S&P 500 Index (or
                                            the relevant Successor Index)
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session on such
                                            Relevant Exchange are materially
                                            inaccurate; or the suspension,
                                            absence or material limitation of
                                            trading on any major U.S.
                                            securities market for trading in
                                            futures or options contracts
                                            related to the S&P 500 Index (or
                                            the relevant Successor Index) for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session on such
                                            market, in each case as determined
                                            by the Calculation Agent in its
                                            sole discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the PLUS.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the S&P 500 Index is materially
                                        suspended or materially limited at that
                                        time, then the relevant percentage
                                        contribution of that security to the
                                        level of the S&P 500 Index shall be
                                        based on a comparison of (x) the
                                        portion of the level of the S&P 500
                                        Index attributable to that security
                                        relative to (y) the overall level of
                                        the S&P 500 Index, in each case
                                        immediately before that suspension or
                                        limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract
                                        will not constitute a Market Disruption
                                        Event, (3) limitations pursuant to the
                                        rules of any Relevant Exchange similar
                                        to NYSE Rule 80A (or any applicable
                                        rule or regulation enacted or
                                        promulgated by any other
                                        self-regulatory organization or any
                                        government agency of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations will
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in futures or
                                        options contracts on the S&P 500 Index
                                        by the primary securities market
                                        trading in such contracts by reason of
                                        (x) a price change exceeding limits set
                                        by such securities exchange or market,
                                        (y) an imbalance of orders relating to
                                        such contracts or (z) a disparity in
                                        bid and ask quotes relating to such
                                        contracts will constitute a suspension,
                                        absence or material limitation of
                                        trading in futures or options contracts
                                        related to the S&P 500 Index and (5) a
                                        "suspension, absence or material
                                        limitation of trading" on any Relevant
                                        Exchange or on the primary securities
                                        market on which futures or options
                                        contracts related to the S&P 500 Index
                                        are traded will not include any time
                                        when such market is itself closed for
                                        trading under ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security (or any
                                        combination thereof) then included in
                                        the S&P 500 Index or any Successor
                                        Index.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the PLUS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable per PLUS upon any
                                        acceleration of the PLUS shall be
                                        determined by the Calculation Agent and
                                        shall be an amount in cash equal to the
                                        Payment at Maturity calculated using
                                        the Index Closing Value as of the date
                                        of acceleration as the Final Index
                                        Value.

                                        If the maturity of the PLUS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        cash amount due with respect to the
                                        PLUS as promptly as possible and in no
                                        event later than two Business Days
                                        after the date of acceleration.

The S&P 500 Index.....................  We have derived all information contained in this pricing supplement
                                        regarding the S&P 500 Index, including,
                                        without limitation, its make-up, method
                                        of calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, S&P. The S&P 500 Index was
                                        developed by S&P and is calculated,
                                        maintained and published by S&P. We
                                        make no representation or warranty as
                                        to the accuracy or completeness of such
                                        information.

                                        The S&P 500 Index is intended to
                                        provide a performance benchmark for the
                                        U.S. equity markets. The calculation of
                                        the value of the S&P 500 Index
                                        (discussed below in further detail) is
                                        based on the relative value of the
                                        aggregate Market Value (as defined
                                        below) of the common stocks of 500
                                        companies (the "Component Stocks") as
                                        of a particular time as compared to the
                                        aggregate average Market Value of the
                                        common stocks of 500 similar companies
                                        during the base period of the years
                                        1941 through 1943. The "Market Value"
                                        of any Component Stock is the product
                                        of the market price per share and the
                                        number of the then outstanding shares
                                        of such Component Stock. The 500
                                        companies are not the 500 largest
                                        companies listed on the NYSE and not
                                        all 500 companies are listed on such
                                        exchange. S&P chooses companies for
                                        inclusion in the S&P 500 Index with an
                                        aim of achieving a distribution by
                                        broad industry groupings that
                                        approximates the distribution of these
                                        groupings in the common stock
                                        population of the U.S. equity market.
                                        S&P may from time to time, in its sole
                                        discretion, add companies to, or delete
                                        companies from, the S&P 500 Index to
                                        achieve the objectives
                                        stated above. Relevant criteria
                                        employed by S&P include the viability
                                        of the particular company, the extent
                                        to which that company represents the
                                        industry group to which it is assigned,
                                        the extent to which the company's
                                        common stock is widely-held and the
                                        Market Value and trading activity of
                                        the common stock of that company.

                                        The S&P 500 Index is calculated using a
                                        base-weighted aggregate methodology:
                                        the level of the Index reflects the
                                        total Market Value of all 500 Component
                                        Stocks relative to the S&P 500 Index's
                                        base period of 1941-43 (the "Base
                                        Period").

                                        An indexed number is used to represent
                                        the results of this calculation in
                                        order to make the value easier to work
                                        with and track over time.

                                        The actual total Market Value of the
                                        Component Stocks during the Base Period
                                        has been set equal to an indexed value
                                        of 10. This is often indicated by the
                                        notation 1941-43=10. In practice, the
                                        daily calculation of the S&P 500 Index
                                        is computed by dividing the total
                                        Market Value of the Component Stocks by
                                        a number called the Index Divisor. By
                                        itself, the Index Divisor is an
                                        arbitrary number. However, in the
                                        context of the calculation of the S&P
                                        500 Index, it is the only link to the
                                        original base period value of the
                                        Index. The Index Divisor keeps the
                                        Index comparable over time and is the
                                        manipulation point for all adjustments
                                        to the S&P 500 Index ("Index
                                        Maintenance").

                                        Index Maintenance includes monitoring
                                        and completing the adjustments for
                                        company additions and deletions, share
                                        changes, stock splits, stock dividends,
                                        and stock price adjustments due to
                                        company restructurings or spinoffs.

                                        To prevent the value of the Index from
                                        changing due to corporate actions, all
                                        corporate actions which affect the
                                        total Market Value of the Index require
                                        an Index Divisor adjustment. By
                                        adjusting the Index Divisor for the
                                        change in total Market Value, the value
                                        of the S&P 500 Index remains constant.
                                        This helps maintain the value of the
                                        Index as an accurate barometer of stock
                                        market performance and ensures that the
                                        movement of the Index does not reflect
                                        the corporate actions of individual
                                        companies in the Index. All Index
                                        Divisor adjustments are made after the
                                        close of trading and after the
                                        calculation of the closing value of the
                                        S&P 500 Index. Some corporate actions,
                                        such as stock splits and stock
                                        dividends, require simple changes in
                                        the common shares outstanding and the
                                        stock prices of the companies in the
                                        Index and do not require Index Divisor
                                        adjustments.

                                        The table below summarizes the types of
                                        S&P 500 Index maintenance adjustments
                                        and indicates whether or not an Index
                                        Divisor adjustment is required.

                                                                                                          Divisor
                                             Type of                                                     Adjustment
                                        Corporate Action               Adjustment Factor                  Required
                                        -----------------------     --------------------------------     ----------
                                        Stock split                 Shares Outstanding multiplied            No
                                          (i.e., 2-for-1)           by 2; Stock Price divided by 2

                                        Share issuance              Shares Outstanding plus newly           Yes
                                          (i.e., change >= 5%)      issued Shares

                                        Share repurchase            Shares Outstanding minus                Yes
                                          (i.e., change >= 5%)      Repurchased Shares

                                        Special cash                Share Price minus Special               Yes
                                          dividends                 Dividend

                                        Company change              Add new company Market                  Yes
                                                                    Value minus old company
                                                                    Market Value

                                        Rights offering             Price of parent company minus           Yes

                                                                           Price of Rights
                                                                         ( -------------- )
                                                                             Right Ratio

                                        Spin-Off                    Price of parent company minus           Yes

                                                                       Price of Spin-off Co.
                                                                     ( --------------------- )
                                                                       Share Exchange Ratio

                                        Stock splits and stock dividends do not
                                        affect the Index Divisor of the S&P 500
                                        Index, because following a split or
                                        dividend both the stock price and
                                        number of shares outstanding are
                                        adjusted by S&P so that there is no
                                        change in the Market Value of the
                                        Component Stock. All stock split and
                                        dividend adjustments are made after the
                                        close of trading on the day before the
                                        ex-date.

                                        Each of the corporate events
                                        exemplified in the table requiring an
                                        adjustment to the Index Divisor has the
                                        effect of altering the Market Value of
                                        the Component Stock and consequently of
                                        altering the aggregate Market Value of
                                        the Component Stocks (the "Post-Event
                                        Aggregate Market Value"). In order that
                                        the level of the Index (the "Pre-Event
                                        Index Value") not be affected by the
                                        altered Market Value (whether increase
                                        or decrease) of the affected Component
                                        Stock, a new Index Divisor ("New
                                        Divisor") is derived as follows:

                                        Post-Event Aggregate Market Value
                                        --------------------------------- = Pre-Event Index Value
                                                     New Divisor

                                                      Post-Event Aggregate Market Value
                                        New Divisor = ---------------------------------
                                                            Pre-Event Index Value

                                        A large part of the S&P 500 Index
                                        maintenance process involves tracking
                                        the changes in the number of shares
                                        outstanding of each of the S&P 500
                                        Index companies. Four times a year, on
                                        a Friday close to the end of each
                                        calendar quarter, the share totals of
                                        companies in the Index are updated as
                                        required by any changes in the number
                                        of shares outstanding. After the totals
                                        are
                                        updated, the Index Divisor is adjusted
                                        to compensate for the net change in the
                                        total Market Value of the Index. In
                                        addition, any changes over 5% in the
                                        current common shares outstanding for
                                        the S&P 500 Index companies are
                                        carefully reviewed on a weekly basis,
                                        and when appropriate, an immediate
                                        adjustment is made to the Index
                                        Divisor.

Discontinuance of the S&P 500 Index;
Alteration of Method of Calculation...  If S&P discontinues publication of the
                                        S&P 500 Index and S&P or another entity
                                        publishes a successor or substitute
                                        index that MS & Co., as the Calculation
                                        Agent, determines, in its sole
                                        discretion, to be comparable to the
                                        discontinued S&P 500 Index (such index
                                        being referred to herein as a
                                        "Successor Index"), then any subsequent
                                        Index Closing Value will be determined
                                        by reference to the value of such
                                        Successor Index at the regular official
                                        weekday close of the principal trading
                                        session of the NYSE, the AMEX, the
                                        Nasdaq National Market or the relevant
                                        exchange or market for the Successor
                                        Index on the date that any Index
                                        Closing Value is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the PLUS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        PLUS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If S&P discontinues publication of the
                                        S&P 500 Index prior to, and such
                                        discontinuance is continuing on, the
                                        date that any Index Closing Value is to
                                        be determined and MS & Co., as the
                                        Calculation Agent, determines that no
                                        Successor Index is available at such
                                        time, then, on such date, the
                                        Calculation Agent will determine the
                                        Index Closing Value in accordance with
                                        the formula for calculating the S&P 500
                                        Index last in effect prior to such
                                        discontinuance, using the closing price
                                        (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        on such date of each security most
                                        recently comprising the S&P 500 Index
                                        on the Relevant Exchange.
                                        Notwithstanding these alternative
                                        arrangements, discontinuance of the
                                        publication of the S&P 500 Index may
                                        adversely affect the value of the PLUS.

                                        If at any time the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index, or the value thereof,
                                        is changed in a material respect, or if
                                        the S&P 500 Index or a Successor Index
                                        is in any other way modified so that
                                        such index does not, in the opinion of
                                        MS & Co., as the Calculation Agent,
                                        fairly represent the value of the S&P
                                        500 Index or such Successor Index had
                                        such changes or modifications not been
                                        made, then, from and after such time,
                                        the Calculation Agent will, at the
                                        close of business in New York

                                        City on each date on which the Index
                                        Closing Value is to be determined, make
                                        such calculations and adjustments as,
                                        in the good faith judgment of the
                                        Calculation Agent, may be necessary in
                                        order to arrive at a value of a stock
                                        index comparable to the S&P 500 Index
                                        or such Successor Index, as the case
                                        may be, as if such changes or
                                        modifications had not been made, and
                                        determine the Final Index Value with
                                        reference to the S&P 500 Index or such
                                        Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index is modified so that the
                                        value of such index is a fraction of
                                        what it would have been if it had not
                                        been modified (e.g., due to a split in
                                        the index), then the Calculation Agent
                                        will adjust such index in order to
                                        arrive at a value of the S&P 500 Index
                                        or such Successor Index as if it had
                                        not been modified (e.g., as if such
                                        split had not occurred).

Historical Information................  The following table sets forth the published high and low Index Closing
                                        Values, as well as end-of-quarter Index
                                        Closing Values, of the S&P 500 Index
                                        for each quarter in the period from
                                        January 1, 1998 through September 24,
                                        2003. The Index Closing Value on
                                        September 24, 2003 was 1009.38. We
                                        obtained the information in the table
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The historical prices of the S&P 500
                                        Index should not be taken as an
                                        indication of future performance, and
                                        no assurance can be given as to the
                                        value of the S&P 500 Index on the Index
                                        Valuation Date. The value of the S&P
                                        500 Index may decrease so that you will
                                        receive a payment at maturity that is
                                        less than the principal amount of the
                                        PLUS. We cannot give you any assurance
                                        that the value of the S&P 500 Index
                                        will increase so that at maturity you
                                        will receive a payment in excess of the
                                        principal amount of the PLUS. Nor can
                                        we give you any assurance that the
                                        value of the S&P 500 Index will not
                                        increase beyond 121% of the Initial
                                        Index Value, in which case you will
                                        only receive the Maximum Payment at
                                        Maturity. Because your return is linked
                                        to the value of the S&P 500 Index at
                                        maturity, there is no guaranteed return
                                        of principal.

                                        If the Final Index Value is less than
                                        the Initial Index Value, you will lose
                                        money on your investment.

                                                                                 High           Low       Period End
                                                                               --------      --------     ----------
                                        1998:
                                             First Quarter.................     1105.65        927.69       1101.75
                                             Second Quarter................     1138.49       1077.01       1133.84
                                             Third Quarter.................     1186.75        957.28       1017.01
                                             Fourth Quarter................     1241.81        959.44       1229.23
                                        1999:
                                             First Quarter.................     1316.55       1212.19       1286.37
                                             Second Quarter................     1372.71       1281.41       1372.71
                                             Third Quarter.................     1418.78       1268.37       1282.71
                                             Fourth Quarter................     1469.25       1247.41       1469.25
                                        2000:
                                             First Quarter.................     1527.46       1333.36       1498.58

                                                                                 High           Low       Period End
                                                                               --------      --------     ----------
                                             Second Quarter................     1516.35       1356.56       1454.60
                                             Third Quarter.................     1520.77       1419.89       1436.51
                                             Fourth Quarter................     1436.28       1264.74       1320.28
                                        2001:
                                             First Quarter.................     1373.73       1117.58       1160.33
                                             Second Quarter ...............     1312.83       1103.25       1224.42
                                             Third Quarter.................     1236.72        965.80       1040.94
                                             Fourth Quarter................     1170.35       1038.55       1148.08
                                        2002:
                                             First Quarter.................     1172.51       1080.17       1147.39
                                             Second Quarter ...............     1146.54        973.53        989.82
                                             Third Quarter.................      989.03        797.70        815.28
                                             Fourth Quarter................      938.87        776.76        879.82
                                        2003:
                                             First Quarter.................      931.66        800.73        848.18
                                             Second Quarter................     1011.66        858.48        974.50
                                             Third Quarter (through
                                                 September 24, 2003).......     1039.58        965.46       1009.38

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the PLUS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the PLUS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the day we offer the
                                        PLUS for initial sale to the public,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the PLUS by taking
                                        positions in futures contracts on the
                                        S&P 500 Index. Such purchase activity
                                        could potentially have increased the
                                        initial value of the S&P 500 Index,
                                        and, accordingly, the level at which
                                        the S&P 500 Index must close on the
                                        Index Valuation Date before you would
                                        receive at maturity a payment that
                                        exceeds the principal amount of the
                                        PLUS. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the PLUS by purchasing and selling
                                        the stocks underlying the S&P 500
                                        Index, futures or options contracts on
                                        the S&P 500 Index or its component
                                        stocks listed on major securities
                                        markets or positions in any other
                                        available securities or instruments
                                        that we may wish to use in connection
                                        with such hedging activities, including
                                        by selling any such securities or
                                        instruments on the Index Valuation
                                        Date. We cannot give any assurance that
                                        our hedging activities will not affect
                                        the final value of the S&P 500 Index
                                        and, therefore, adversely affect the
                                        value of the PLUS or the payment that
                                        you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to the conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of PLUS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the PLUS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of 0.75% of
                                        the principal amount of the PLUS to
                                        other dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the PLUS against payment
                                        therefor in New York, New York on
                                        September 29, 2003. After the initial
                                        offering of the PLUS, the Agent may
                                        vary the offering price and other
                                        selling terms from time to time.

                                        In order to facilitate the offering of
                                        the PLUS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        PLUS or the level of the S&P 500 Index.
                                        Specifically, the Agent may sell more
                                        PLUS than it is obligated to purchase
                                        in connection with the offering or may
                                        sell individual stocks underlying the
                                        S&P 500 Index it does not own, creating
                                        a naked short position in the PLUS or
                                        the individual stocks underlying the
                                        S&P 500 Index, respectively, for its
                                        own account. The Agent must close out
                                        any naked short position by purchasing
                                        the PLUS or the individual stocks
                                        underlying the S&P 500 Index in the
                                        open market. A naked short position is
                                        more likely to be created if the Agent
                                        is concerned that there may be downward
                                        pressure on the price of the PLUS or
                                        the individual stocks underlying the
                                        S&P 500 Index in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, PLUS or the individual
                                        stocks underlying the S&P 500 Index in
                                        the open market to stabilize the price
                                        of the PLUS. Any of these activities
                                        may raise or maintain the market price
                                        of the PLUS above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the PLUS. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the PLUS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS in any jurisdiction, other
                                        than the United States, where action
                                        for that purpose is required. No
                                        offers, sales or deliveries of the
                                        PLUS, or distribution of this pricing
                                        supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS, may be made in or from any
                                        jurisdiction except in circumstances
                                        which will result in compliance with
                                        any applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the PLUS has represented and
                                        agreed, that it

                                        (i) will comply with all applicable
                                        laws and regulations in force in each
                                        non-U.S. jurisdiction in which it
                                        purchases, offers, sells or delivers
                                        the PLUS or possesses or distributes
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the PLUS under the
                                        laws and regulations in force in each
                                        non-U.S. jurisdiction to which it is
                                        subject or in which it makes purchases,
                                        offers or sales of the PLUS. We shall
                                        not have responsibility for the Agent's
                                        or any dealer's compliance with the
                                        applicable laws and regulations or
                                        obtaining any required consent,
                                        approval or permission.

                                        Brazil

                                        The PLUS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the PLUS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Chile

                                        The PLUS have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the PLUS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The PLUS may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The
                                        Agent has not issued and will not issue
                                        any advertisement, invitation or
                                        document relating to the PLUS, whether
                                        in Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to PLUS which are intended to
                                        be disposed of only to persons outside
                                        Hong Kong or only to "professional
                                        investors" within the meaning of the
                                        Securities and Futures Ordinance (Cap.
                                        571) of Hong Kong and any rules made
                                        thereunder.

                                        Mexico

                                        The PLUS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        may not be circulated or distributed,
                                        nor may the PLUS be offered or sold, or
                                        be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        to the public in Singapore.

License Agreement between Standard &
Poor's Corporation and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the S&P
                                        500 Index, which is owned and published
                                        by S&P, in connection with securities,
                                        including the PLUS.

                                        The license agreement between S&P and
                                        Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The PLUS are not sponsored, endorsed,
                                        sold or promoted by S&P. S&P makes no
                                        representation or warranty, express or
                                        implied, to the owners of the PLUS or
                                        any member of the public regarding the
                                        advisability of investing in securities
                                        generally or in the PLUS particularly
                                        or the ability of the S&P 500 Index to
                                        track general stock market performance.
                                        S&P's only relationship to us is the
                                        licensing of certain trademarks and
                                        trade names of S&P and of the S&P 500
                                        Index, which is determined, composed
                                        and calculated by S&P without regard to
                                        us or the PLUS. S&P has no obligation
                                        to take our needs or the needs of the
                                        owners of the PLUS into consideration
                                        in determining, composing or
                                        calculating the S&P 500 Index. S&P is
                                        not responsible for and has not
                                        participated in the determination of
                                        the timing of, prices at, or quantities
                                        of the PLUS to be issued or in the
                                        determination or calculation of the
                                        equation by which the PLUS are to be
                                        converted into cash. S&P has no
                                        obligation or liability in connection
                                        with the administration, marketing or
                                        trading of the PLUS.

                                        S&P DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE S&P 500
                                        INDEX OR ANY DATA INCLUDED THEREIN. S&P
                                        MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                        AS TO RESULTS TO BE OBTAINED BY MORGAN
                                        STANLEY, OWNERS OF THE PLUS, OR ANY
                                        OTHER PERSON OR ENTITY FROM THE USE OF
                                        THE S&P 500 INDEX OR ANY DATA INCLUDED
                                        THEREIN IN CONNECTION WITH THE RIGHTS
                                        LICENSED UNDER THE LICENSE AGREEMENT
                                        DESCRIBED HEREIN OR FOR ANY OTHER USE.
                                        S&P MAKES NO EXPRESS OR IMPLIED
                                        WARRANTIES, AND HEREBY EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE S&P 500 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL S&P
                                        HAVE ANY LIABILITY FOR ANY SPECIAL,
                                        PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                        DAMAGES (INCLUDING LOST PROFITS), EVEN
                                        IF NOTIFIED OF THE POSSIBILITY OF SUCH
                                        DAMAGES.

                                        "Standard & Poor's(R)," "S&P(R)," "S&P
                                        500(R)," "Standard & Poor's 500" and
                                        "500" are trademarks of The McGraw-Hill
                                        Companies, Inc. and have been licensed
                                        for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the PLUS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        PLUS are acquired by or with the assets
                                        of a Plan with respect to which MS &
                                        Co., MSDWI or any of their affiliates
                                        is a service provider, unless the PLUS
                                        are acquired pursuant to an exemption
                                        from the "prohibited transaction"
                                        rules. A violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is
                                        available under an applicable statutory
                                        or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the PLUS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the PLUS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the PLUS will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the PLUS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the PLUS.

                                        Purchasers of the PLUS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the PLUS do not
                                        violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the PLUS that (i) purchase the PLUS
                                        at their Issue Price and (ii) will hold
                                        the PLUS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of the investor's
                                        individual circumstances or to
                                        investors subject to special treatment
                                        under the U.S. federal income tax laws
                                        (e.g., certain financial institutions,
                                        tax-exempt organizations, dealers in
                                        options or securities, or persons who
                                        hold the PLUS as part of a hedging
                                        transaction, straddle, conversion or
                                        other integrated transaction). As the
                                        law applicable to the U.S. federal
                                        income taxation of instruments such as
                                        the PLUS is technical and complex, the
                                        discussion below necessarily represents
                                        only a general summary. Moreover, the
                                        effect of any applicable state, local
                                        or foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the PLUS, we
                                        and every investor in the PLUS agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a PLUS for
                                        all tax purposes as a single financial
                                        contract with respect to the S&P 500
                                        Index that (1) requires the investor to
                                        pay us at inception an amount equal to
                                        the purchase price of the PLUS and (2)
                                        entitles the investor to receive at
                                        maturity an amount in cash based upon
                                        the performance of the S&P 500 Index.
                                        The characterization of the PLUS
                                        described above is not, however,
                                        binding on the IRS or the courts. No
                                        statutory, judicial or administrative
                                        authority directly addresses the
                                        characterization of the PLUS (or of
                                        similar instruments) for U.S. federal
                                        income tax purposes, and no ruling is
                                        being requested from the IRS with
                                        respect to their proper
                                        characterization and treatment. Due to
                                        the absence of authorities that
                                        directly address the PLUS (or similar
                                        instruments), Tax Counsel is unable to
                                        render an opinion as to their proper
                                        characterization for U.S. federal
                                        income tax purposes. As a result,
                                        significant aspects of the U.S. federal
                                        income tax consequences of an
                                        investment in the PLUS are uncertain,
                                        and no assurance can be given that the
                                        IRS or the courts will agree with the
                                        characterization and tax treatment
                                        described herein. Accordingly, you are
                                        urged to consult your own tax advisor
                                        regarding the U.S. federal
                                        income tax consequences of an
                                        investment in the PLUS (including
                                        possible alternative characterizations
                                        of the PLUS) and regarding any tax
                                        consequences arising under the laws of
                                        any state, local or foreign taxing
                                        jurisdiction. Unless otherwise stated,
                                        the following discussion is based on
                                        the characterization described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means a beneficial owner of a PLUS that
                                        for U.S. federal income tax purposes
                                        is:

                                        o   a citizen or resident of the
                                            United States;
                                        o   a corporation, or other entity
                                            taxable as a corporation, created
                                            or organized under the laws of the
                                            United States or any political
                                            subdivision thereof; or
                                        o   an estate or trust the income of
                                            which is subject to United States
                                            federal income taxation regardless
                                            of its source.

                                        Tax Treatment of the PLUS

                                        Tax basis. A U.S. Holder's tax basis in
                                        the PLUS will equal the amount paid by
                                        the U.S. Holder to acquire the PLUS.

                                        Settlement of the PLUS at maturity.
                                        Upon receipt of cash at maturity, a
                                        U.S. Holder generally will recognize
                                        long-term capital gain or loss equal to
                                        the difference between the amount of
                                        cash received and the U.S. Holder's tax
                                        basis in the PLUS.

                                        Sale or exchange of the PLUS. Upon a
                                        sale or exchange of the PLUS prior to
                                        their maturity, a U.S. Holder will
                                        generally recognize capital gain or
                                        loss equal to the difference between
                                        the amount realized on the sale or
                                        exchange and the U.S. Holder's tax
                                        basis in the PLUS sold or exchanged.
                                        This gain or loss will generally be
                                        long-term capital gain or loss if the
                                        U.S. Holder held the PLUS for more than
                                        one year at the time of disposition.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the PLUS

                                        Due to the absence of authorities that
                                        directly address the proper tax
                                        treatment of the PLUS, no assurance can
                                        be given that the IRS will accept, or
                                        that a court will uphold, the
                                        characterization and treatment
                                        described above. In particular, the IRS
                                        could seek to analyze the U.S. federal
                                        income tax consequences of owning a
                                        PLUS under Treasury regulations
                                        governing contingent payment debt
                                        instruments (the "Contingent Payment
                                        Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the PLUS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue original issue discount on
                                        the PLUS every year at a "comparable
                                        yield" determined at the time of their
                                        issuance. Furthermore, any
                                        gain realized by a U.S. Holder at
                                        maturity or upon a sale or other
                                        disposition of the PLUS would generally
                                        be treated as ordinary income, and any
                                        loss realized at maturity would be
                                        treated as ordinary loss to the extent
                                        of the U.S. Holder's prior accruals of
                                        original issue discount, and as capital
                                        loss thereafter.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the PLUS,
                                        other alternative U.S. federal income
                                        tax characterizations of the PLUS are
                                        possible which, if applied, could also
                                        affect the timing and the character of
                                        the income or loss with respect to the
                                        PLUS. It is possible, for example, that
                                        a PLUS could be treated as a unit
                                        consisting of a loan and a forward
                                        contract, in which case a U.S. Holder
                                        would be required to accrue interest
                                        income or original issue discount on a
                                        current basis. Accordingly, prospective
                                        investors are urged to consult their
                                        own tax advisors regarding all aspects
                                        of the U.S. federal income tax
                                        consequences of an investment in the
                                        PLUS.

                                        Backup Withholding and Information
                                        Reporting

                                        A U.S. Holder of the PLUS may be
                                        subject to information reporting and to
                                        backup withholding in respect of
                                        amounts paid to the U.S. Holder, unless
                                        the U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                        Non-U.S. Holders

                                        The discussion under this heading
                                        applies to you only if you are a
                                        "Non-U.S. Holder." This discussion does
                                        not describe all of the U.S. federal
                                        income tax consequences that may be
                                        relevant to an investor in light of the
                                        investor's particular circumstances or
                                        to investors that are subject to
                                        special rules, such as Non-U.S.
                                        Holders, as defined below, that are
                                        owned or controlled by persons subject
                                        to U.S. federal income tax or for whom
                                        income or gain in respect of the PLUS
                                        are effectively connected with a trade
                                        or business in the United States.

                                        A Non-U.S. Holder is a beneficial owner
                                        of a PLUS that for U.S. federal income
                                        tax purposes is:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        A Non-U.S. Holder of the PLUS will not
                                        be subject to U.S. federal income or
                                        withholding tax in respect of amounts
                                        paid to the Non-U.S. Holder, except
                                        that gain from the sale or exchange of
                                        the PLUS or their settlement at
                                        maturity may be subject to U.S. federal
                                        income tax if such Non-U.S. Holder is a
                                        non-resident alien individual and is
                                        present in the United States for 183
                                        days or more during the taxable year of
                                        the sale or exchange (or settlement at
                                        maturity) and certain other conditions
                                        are satisfied.

                                        Information returns may be filed with
                                        the IRS in connection with the payment
                                        on the PLUS at maturity as well as in
                                        connection with the proceeds from a
                                        sale, exchange or other disposition. A
                                        Non-U.S. Holder will be subject to
                                        backup withholding in respect of
                                        amounts paid to the Non-U.S. Holder,
                                        unless such Non-U.S. Holder complies
                                        with certain certification procedures
                                        establishing that it is not a U.S.
                                        person for U.S. federal income tax
                                        purposes (e.g., by providing a
                                        completed IRS Form W-8BEN certifying,
                                        under penalties of perjury, that such
                                        Non-U.S. Holder is not a U.S. person)
                                        or otherwise establishes an exemption.
                                        The amount of any backup withholding
                                        from a payment to a Non-U.S. Holder
                                        will be allowed as a credit against the
                                        Non-U.S. Holder's U.S. federal income
                                        tax liability and may entitle the
                                        Non-U.S. Holder to a refund, provided
                                        that the required information is
                                        furnished to the IRS.